Exhibit 10.5

AGREEMENT

This AGREEMENT (the “Agreement”), dated as of January 22, 2013, is made and entered into by and between Spirit Realty Capital, Inc., a Maryland corporation (and successor to Spirit Finance Corporation) (the “Company”), and Mark Manheimer (the “Executive”).

WHEREAS, the Company, Spirit Realty, L.P., a Delaware limited partnership (the “Spirit Operating Partnership”), Cole Credit Property Trust II, Inc., a Maryland corporation (“Cole”) and Cole Operating Partnership II, LP, a Delaware limited partnership (the “Cole Operating Partnership”), propose to enter into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which the Company will merge with and into Cole, with Cole as the surviving corporation of such merger, and the Cole Operating Partnership will merge with and into the Spirit Operating Partnership, with the Spirit Operating Partnership being the surviving partnership (together, the “Mergers”);

WHEREAS, the Company and the Executive are parties to an Employment Agreement, dated as of April 17, 2012 (the “Employment Agreement”);

WHEREAS, pursuant to the Spirit Realty Capital, Inc. and Spirit Realty, L.P. 2012 Incentive Award Plan (the “Plan”) and one or more restricted stock award notices and agreements between the Company and the Executive (the “Restricted Stock Agreements”), the Company has granted the Executive restricted shares of the Company’s common stock (the “Restricted Stock”); and

WHEREAS, in connection with the Mergers, the Company and the Executive desire to enter into this Agreement with respect to the effect of the Mergers under the Employment Agreement, the Restricted Stock Agreements and certain other agreements between the Company and the Executive.

NOW THEREFORE, in consideration of the mutual covenants set forth herein and other good and valuable consideration, the parties hereto agree as follows:

1. The parties hereby agree that the consummation of the Mergers and the other transactions contemplated by the Merger Agreement shall not constitute a “change in control” or “change of control” (or similar transaction) of the Company as defined in and for purposes of the Employment Agreement, the Restricted Stock Agreements or any other agreement between the Company and the Executive and, as a result thereof, the vesting of the Restricted Stock shall not accelerate upon or solely in connection with the Mergers.

2. The Executive acknowledges and agrees that neither his appointment as Senior Vice President – Head of Asset Management of the Surviving Corporation or the Surviving Partnership (each as defined in the Merger Agreement) nor any action taken by the Company, the Surviving Corporation or the Surviving Partnership in connection therewith shall constitute a breach of, or provide the Executive with “good reason” to terminate his employment or a termination of the Executive’s employment by the Company, the Surviving Corporation and/or the Surviving Partnership (as applicable) without “cause” as such terms are defined in and/or for purposes of, the Plan, the Employment Agreement, the Restricted Stock Agreements or any other agreement between the Company and the Executive, and the Executive hereby consents to such appointment and actions.

3. To the extent applicable, the Employment Agreement, the Restricted Stock Agreements and any other agreement between the Company and the Executive shall be deemed amended to the extent necessary to effectuate the provisions and intent of this Agreement, and such amendments shall be incorporated in and form a part of such agreements.

4. This Agreement shall be administered, interpreted and enforced under the internal laws of the State of Arizona without regard to the principles of conflicts of laws thereof.

5. If any provision of this Agreement is determined to be invalid or unenforceable, it shall be adjusted rather than voided, to achieve the intent of the parties to the extent possible, and the remainder of the Agreement shall be enforced to the maximum extent possible.

6. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument. The parties hereto agree to accept a signed facsimile copy of this Agreement as a fully binding original.

(Signature page follows)

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.

SPIRIT REALTY CAPITAL, INC., a Maryland corporation

By:	/s/ Peter Mavoides
Name: Peter Mavoides
Title: President

EXECUTIVE

/s/ Mark Manheimer
Mark Manheimer

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